--------------------------------------------------------------------------------

                  UNITED STATES SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, D.C.  20549


                                     FORM 8-K/A
                                  Amendment No. 1

                                   Current Report
       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):  April 20, 1998



                             KSL RECREATION GROUP, INC.
               (Exact name of Registrant as specified in its charter)


                          Commission File Number 333-31025


                  Delaware                           33-0747103
                  --------                           ----------
          (State or other jurisdiction of    (IRS Employer ID Number)
           incorporation or organization)


                  56-140 PGA Boulevard
                  La Quinta, California                        92253
      --------------------------------------                 --------
     (Address of principal executive offices)               (Zip Code)


                                    760/564-1088
                                    ------------
                (Registrant's telephone number, including area code)

                                        N/A
                                        ---
        (Former name, address and fiscal year, if changed since last report)

--------------------------------------------------------------------------------

                                 Page 1 of 40 pages
                             Exhibit Index is on Page 6

2.  ACQUISITION OR DISPOSITION OF ASSETS

    On April 21, 1998, KSL Recreation Group, Inc. (the Company), through a wholly-owned subsidiary, acquired substantially all of the assets and certain liabilities of The Claremont, also known as the Claremont Resort & Spa (the Property), a resort hotel located in Oakland, California, pursuant to an agreement of purchase and sale between Claremont Hotel, L.L.C., a Delaware limited liability company, and Harsch Investment Corp., an Oregon corporation (Sellers), and the Company dated March 5, 1998 and as amended on April 6, 1998 and April 20, 1998 (Agreement). The Company, by unanimous consent of the Board of Directors, approved and assigned the Agreement and all rights, title, interest and obligations thereunder to a newly formed, wholly-owned subsidiary of the Company, KSL Claremont Resort, Inc., a Delaware corporation formed on March 12, 1998. There is no relationship between the Sellers and the Company, nor with any associates or affiliates of the Company.

    The purchase price of the Property, including the real property, improvements, personal property and certain liabilities, was approximately $88 million paid in cash (exclusive of closing costs). The acquisition was accounted for using the purchase method of accounting and was financed under the revolving credit portion of the Company's credit facility pursuant to the Credit Agreement among the Company, various financial institutions, Donaldson, Lufkin & Jenrette Securities Corporation, The Bank of Nova Scotia and BancAmerica Securities, Inc. dated April 30, 1997.

    The Property is situated on approximately twenty-two acres in the San Francisco Bay Area and features 279 luxury hotel rooms which include a forty-room wing equipped with high-speed Internet access for business travelers, four restaurants including fine dining, a 32,000 square foot conference center, two pools, three spas, ten tennis courts, a pool and tennis club with approximately 960 members, and a complete European-style spa and fitness center. The historic Claremont Hotel was built in 1915 and approximately $51 million in renovations, additions and upgrades have been made since 1978. The Sellers acquired the Property in 1954. The Company is only the fourth owner of the Property.

    The Company intends to continue to operate the Property as a resort hotel and spa.

5.  OTHER EVENTS

    On April 20, 1998, the Company entered into an amended and restated credit agreement (Restated Credit Facility) with various financial institutions, Donaldson, Lufkin & Jenrette Securities Corporation, The Bank of Nova Scotia and BancAmerica Securities, Inc. The terms of the Restated Credit Facility provide for an increase in the revolving loan capacity of $100 million, thus increasing the total revolving loan capacity to $275 million (the Revolving Credit Facility). The term loan amount of $100 million (the Term Loan Facility) remains unchanged.

    The interest rate under the Revolving Credit Facility is determined at the option of the Company from either LIBOR or the alternate base rate (ABR). ABR is the highest of (i) the administrative agent's prime rate or (ii) the federal funds effective rate plus one-half of 1%. The applicable margin to LIBOR varies from 0.625% to 2.250%, and the applicable margin to the ABR varies from 0.000% to 1.250%. In both cases, the applicable margin is determined by the pro forma Leverage Ratio, as defined, at the end of each quarter.

    The loans under the Term Loan Facility are comprised of Term A loans ($50 million) and Term B loans ($50 million). The interest rate for the Term A loans is determined at the option of the Company from either LIBOR or the ABR. Previously the applicable margin to LIBOR was 2.750% and the applicable margin to the ABR was 1.750%. Under the Restated Credit Facility for Term A loans, the applicable margin to LIBOR varies from 1.750% to 2.500%, and the applicable margin to the ABR varies from 0.500% to 1.250%. In both cases, the applicable margin is determined by the pro forma Leverage Ratio, as defined, at the end of each quarter.

    The interest rate for the Term B loans is determined at the option of the Company from either LIBOR or the ABR. Previously the applicable margin to LIBOR was 3.000% and the applicable margin to the ABR was 2.000%. Under the Restated Credit Facility for Term B loans, the applicable margin to LIBOR varies from 1.750% to 2.500%, and the applicable margin to the ABR varies from 0.500% to 1.250%. In both cases, the applicable margin is determined by the pro forma Leverage Ratio, as defined, at the end of each quarter.

    There are no other material changes in the Restated Credit Facility.


7.  FINANCIAL STATEMENTS AND EXHIBITS

    Listed below are the financial statements, pro forma financial information and exhibits, if any, filed as part of this report:

(a) (1) Financial statements of Claremont Hotel Corporation for the 11-month period ended December 1, 1997 and for the years ended December 31, 1996 and 1995 and independent auditors' report.

     (2) Financial statements of Claremont Hotel, L.L.C. for the period from December 2, 1997 (date of inception) to December 31, 1997 and independent auditors' report.

     (3) Unaudited interim financial statements of Claremont Hotel, L.L.C. for the three months ended March 31, 1998.

(b) (1) Unaudited historical and pro forma condensed consolidated statements of operations for the fiscal year ended October 31, 1997 and the six months ended April 30, 1998.

     (2) Unaudited historical condensed consolidated balance sheet as of April 30, 1998.

Exhibits
--------

*10.1 Agreement of purchase and sale between Claremont Hotel, L.L.C., Harsch Investment Corp. and KSL Recreation Group, Inc., dated March 5, 1998.

*10.2 First amendment agreement of purchase and sale between Claremont Hotel, L.L.C., Harsch Investment Corp. and KSL Recreation Group, Inc., dated April 6, 1998.

*10.3 Second amendment agreement of purchase and sale between Claremont Hotel, L.L.C., Harsch Investment Corp. and KSL Recreation Group, Inc., dated April 20, 1998.

  10.4 Credit agreement, dated as of April 30, 1997, among KSL Recreation Group, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, as a co-syndication agent and documentation agent, The Bank of Nova Scotia, as a co-syndication agent and administrative agent, and BancAmerica Securities, Inc., as syndication agent, filed as Exhibit
          10.1 to the Company's registration statement on Form S-4, File No. 333-31025, is hereby incorporated by reference.

*10.5 Amended and restated credit agreement, dated as of April 20, 1998, among KSL Recreation Group, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, as a co-syndication agent and documentation agent, The Bank of Nova Scotia, as a co-syndication agent and administrative agent, and BancAmerica Securities, Inc., as syndication agent.

*Previously filed.

                                     SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            KSL RECREATION GROUP, INC.


                                            By: /s/ JOHN K. SAER, JR.
                                                -------------------------------
                                                John K. Saer, Jr.
                                                Vice President, Chief Financial
                                                Officer and Treasurer


Date:  July 2, 1998

                                   EXHIBIT INDEX

     Listed below are the financial statements, pro forma financial information and exhibits filed as part of this report.


Exhibit                                                                           Sequentially
  no.     Description                                                             numbered page
-------   -----------                                                             -------------
 **       Unaudited historical and pro forma condensed consolidated statements of operations for the fiscal year ended October 31, 1997 and the six
          months ended April 30, 1998                                                   7

 **       Unaudited historical condensed consolidated balance sheet as of April
          30, 1998                                                                     11

 **       Financial statements of Claremont Hotel Corporation for the 11-month period ended December 1, 1997 and for the years ended December 31,
          1996 and 1995 and independent auditors' report.                             13

 **       Financial statements of Claremont Hotel L.L.C. for the period from
          December 2, 1997 (date of inception) to December 31, 1997 and
          independent auditors' report                                                25

 **       Unaudited interim financial statements of Claremont Hotel, L.L.C. for
          the three months ended March 31, 1998                                       35

 *        Agreement of purchase and sale between Claremont Hotel, L.L.C., Harsch
          Investment Corp. and KSL Recreation Group, Inc. dated March 5, 1998

 *        First amendment agreement of purchase and sale between Claremont
          Hotel, L.L.C., Harsch Investment Corp. and KSL Recreation Group, Inc.
          dated April 6, 1998

 *        Second amendment agreement of purchase and sale between Claremont
          Hotel, L.L.C. Harsch Investment Corp. and KSL Recreation Group,
          Inc. dated April 20, 1998

          Credit agreement, dated as of April 30, 1997, among KSL Recreation
          Group, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, as a co-syndication agent and documentation agent, The Bank of Nova
          Scotia, as a co-syndication agent and administrative agent, and BancAmerica Securities, Inc., as syndication agent, filed as Exhibit
          10.1 to the Company's registration statement on Form S-4, file no.
          333-31025, is hereby incorporated by reference

 * Amended and restated credit agreement, dated as of April 20, 1998, among KSL Recreation Group, Inc. and Donaldson, Lufkin & Jenrette
          Securities Corporation, as a co-syndication agent and documentation agent, The Bank of Nova Scotia, as a co-syndication agent and administrative agent, and BancAmerica Securities, Inc., as syndication agent

*    Previously filed
**   Filed herewith

                  UNAUDITED HISTORICAL AND PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma statements of operations (the Pro Forma Financial Statements) have been derived through the application of pro forma adjustments to the Company's historical consolidated financial statements. The Pro Forma Financial Statements have been prepared to reflect the Claremont Acquisition.

     The Pro Forma Financial Statements for the year ended October 31, 1997 and the six months ended April 30, 1998 give effect to the Claremont Acquisition as if such acquisition had occurred at the beginning of the earliest period presented. The unaudited historical consolidated balance sheet of the Company as of April 30, 1998, as included in the Company's report on Form 10-Q, filed on June 15, 1998 and as included herein, gives effect to the Claremont Acquisition as such acquisition was consummated prior to April 30, 1998.

     The Pro Forma Financial Statements do not purport to present the actual results of operations that would have occurred had the acquisition occurred on the dates specified, nor do they purport to be indicative of the results of operations or financial condition the Company may achieve in the future. No effect has been given for operating or synergistic benefits that may be realized through a combination of the entities. The Pro Forma Financial Statements are based on certain assumptions and adjustments described in the notes hereto and should be read in conjunction therewith.

     The Pro Forma Financial Statements should be read in conjunction with the information included in this report on Form 8-K and the historical consolidated financial statements of the Company and notes thereto contained in the Company's Form 10-K for the year ended October 31, 1997 and Form 10-Q for the quarterly period ended April 30, 1998.

                           KSL RECREATION GROUP, INC.
                       UNAUDITED HISTORICAL AND PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED OCTOBER 31, 1997
                 (In thousands, except share and per share data)



                            Company           Claremont           Pro forma
                           historical         historical         adjustments
                           year ended         year ended           increase      Pro forma
                        October 31, 1997   December 31, 1997(A)   (decrease)       Company
                        ----------------   -------------------    ----------     ---------
REVENUES                    $226,070            $30,815         $      -          $256,885

EXPENSES                     193,232             27,419            1,630  (C)      221,265
                                                                  (1,016) (D)
                            ---------           --------           ------          -------

INCOME (LOSS) FROM
  OPERATIONS                  32,838              3,396             (614)           35,620

OTHER INCOME                                                        (942) (F)
  (EXPENSE), net             (30,037)               942           (7,887) (E)      (37,924)
                            ---------           --------           ------          -------

INCOME (LOSS) BEFORE
  MINORITY INTEREST,
  INCOME TAXES AND
  EXTRAORDINARY
  ITEM                         2,801              4,338           (9,443)           (2,304)

MINORITY INTERESTS IN
  LOSS OF SUBSIDIARY             143                 -                 -               143
                            ---------           --------           ------          -------

INCOME (LOSS) BEFORE
  INCOME TAXES AND
  EXTRAORDINARY
  ITEM                         2,944              4,338           (9,443)           (2,161)

INCOME TAX EXPENSE
  (BENEFIT)                      143             (1,872) (B)       1,872  (G)          143
                            ---------           --------           ------          -------

INCOME (LOSS) BEFORE
  EXTRAORDINARY
  ITEM                         2,801              6,210          (11,315)           (2,304)

EXTRAORDINARY LOSS            (3,164)                -                -             (3,164)
                            ---------           --------           ------          -------

NET INCOME (LOSS)              $(363)            $6,210         $(11,315)          $(5,468)
                            ---------           --------           ------          -------
                            ---------           --------           ------          -------

BASIC AND DILUTED
  EARNINGS (LOSS) PER
  SHARE:
    BEFORE
     EXTRAORDINARY ITEM       $2,801             $6,210         $(11,315)          $(2,304)
    EXTRAORDINARY LOSS        (3,164)                -                -             (3,164)
                            ---------           --------           ------          -------

TOTAL BASIC AND DILUTED
  EARNINGS (LOSS) PER
  SHARE                       $ (363)            $6,210         $(11,315)          $(5,468)
                            ---------           --------           ------          -------
                            ---------           --------           ------          -------

WEIGHTED AVERAGE
  NUMBER OF SHARES              1,000             1,000            1,000             1,000
                            ---------           --------           ------          -------
                            ---------           --------           ------          -------



See accompanying notes to unaudited historical and pro forma condensed consolidated statements of operations

                           KSL RECREATION GROUP, INC.
                      UNAUDITED HISTORICAL AND PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED APRIL 30, 1998
                 (In thousands, except share and per share data)


                             Company          Claremont           Pro forma
                            historical       historical          adjustments
                         six months ended   six months ended       increase       Pro forma
                         April 30, 1998    March 31, 1998 (H)     (decrease)       Company
                         --------------    -----------------     -----------      ---------
REVENUES                  $150,231             $15,097           $  -            $165,328

EXPENSES                   120,791              13,976              318  (C)      134,777
                                                                   (308) (D)
                          --------             -------           -------         --------

INCOME (LOSS) FROM
  OPERATIONS                29,440               1,121              (10)           30,551

OTHER INCOME
  (EXPENSE), net           (15,605)                371             (189) (F)      (19,345)
                                                                 (3,922) (E)
                          --------             -------           -------         --------

INCOME (LOSS) BEFORE
  MINORITY INTEREST
  AND INCOME TAXES          13,835               1,492           (4,121)           11,206

MINORITY INTERESTS IN
  LOSS OF SUBSIDIARY           149                 -               -                  149
                          --------             -------           -------         --------

INCOME (LOSS) BEFORE
  INCOME TAXES              13,984               1,492           (4,121)           11,355

INCOME TAX EXPENSE               5                 -               -                    5
                          --------             -------           -------         --------

NET INCOME (LOSS)         $ 13,979              $1,492          $(4,121)         $ 11,350
                          --------             -------           -------         --------
                          --------             -------           -------         --------

BASIC AND DILUTED
  EARNINGS (LOSS)
  PER SHARE                $13,979              $1,492          $(4,121)          $11,350
                          --------             -------           -------         --------
                          --------             -------           -------         --------

WEIGHTED AVERAGE
  NUMBER OF SHARES           1,000               1,000            1,000             1,000
                          --------             -------           -------         --------
                          --------             -------           -------         --------


See accompanying notes to unaudited historical and pro forma condensed consolidated statements of operations

                             KSL RECREATION GROUP, INC.
                    NOTES TO UNAUDITED HISTORICAL AND PRO FORMA
                               CONDENSED CONSOLIDATED
                              STATEMENTS OF OPERATIONS
                               (Dollars in thousands)


(A) Reflects the combined results of Claremont Hotel Corporation for the eleven-month period ended December 1, 1997 and of Claremont Hotel, L.L.C. for the period December 2, 1997 (date of inception) to December 31, 1997. The Company does not believe that such amounts would have been materially different had the results of operations for the periods presented been adjusted to reflect the results of operations consistent with the Company's fiscal period.

(B) Reflects the income tax benefit of Claremont Hotel Corporation for the eleven-month period ended December 1, 1997. The income tax benefit resulted primarily from reduced deferred income taxes related to a change in the entity's tax filing status from a C corporation to an S corporation in 1997. Claremont Hotel, L.L.C., as an S corporation, recorded no tax provision for the period December 2, 1997 (date of inception) to December 31, 1997 as the tax obligations and/or benefits are recognized on the tax returns of its members.

(C) Reflects the increase (decrease) in depreciation and amortization expense of $797 and $833, respectively, for the year ended October 31, 1997 and $(99) and $417, respectively, for the six months ended April 30, 1998.

(D) Reflects the elimination of corporate fees charged by the predecessor owner.

(E) Reflects the additional interest expense that would have been incurred by the Company on additional borrowings under the Revolving Credit Facility to fund the Claremont Acquisition at a rate of approximately 9%.

(F) Reflects the elimination of interest income earned by Claremont Hotel Corporation on its loan to its parent.

(G) Reflects the elimination of Claremont Hotel Corporation's income tax benefit [See (B)].

(H) Reflects the unaudited interim combined results of operations of Claremont Hotel Corporation and Claremont Hotel, L.L.C. for the six months ended March 31, 1998 less results of operations for the nine-day period from April 21, 1998 (date of acquisition) to April 30, 1998, which are included in the Company's results of operations for the six months ended April 30, 1998. The Company does not believe that such amounts would have been materially different had the results of operations for the period presented been adjusted to reflect the results of operations consistent with the Company's fiscal period.

                             KSL RECREATION GROUP, INC.
                    UNAUDITED HISTORICAL CONDENSED CONSOLIDATED
                        BALANCE SHEET AS OF APRIL 30, 1998
                      (In thousands, except per share data)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents                             $  2,043
Restricted cash                                          1,098
Trade receivables, net of allowance for
  doubtful receivables of $817                          25,571
Inventories                                              9,315
Current portion of notes receivable                      3,535
Prepaid expenses and other current assets                5,515
                                                      --------

    TOTAL CURRENT ASSETS                                47,077

PROPERTY AND EQUIPMENT, net of accumulated
  depreciation of $79,486                              506,191
NOTE RECEIVABLE FROM AFFILIATE                          22,526
NOTES RECEIVABLE, less current portion                   5,573
RESTRICTED CASH, less current portion                      101
EXCESS OF COST OVER NET ASSETS OF
  ACQUIRED ENTITIES, net of accumulated
  amortization of $15,915                              114,266
OTHER ASSETS, net                                       33,477
                                                      --------
                                                      $729,211
                                                      --------
                                                      --------


                             KSL RECREATION GROUP, INC.
                    UNAUDITED HISTORICAL CONDENSED CONSOLIDATED
                   BALANCE SHEET AS OF APRIL 30, 1998 (Continued)
                      (In thousands, except per share data)

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
Accounts payable                                             $6,724
Accrued liabilities                                          16,945
Accrued interest payable                                      2,680
Current portion of long-term debt                             1,042
Current portion of obligations under capital leases           2,908
Deferred income, customer deposits and other                 10,952
                                                           --------

    TOTAL CURRENT LIABILITIES                                41,251

LONG-TERM DEBT, less current portion                        399,719
OBLIGATIONS UNDER CAPITAL LEASES,
  less current portion                                       35,177
OTHER LIABILITIES                                             1,286
MEMBER DEPOSITS                                              54,308
DEFERRED INCOME TAXES                                        15,202
MINORITY INTERESTS IN EQUITY OF SUBSIDIARY                       98

STOCKHOLDER'S EQUITY:
Common stock, $.01 par value, 1,000 shares
  authorized and outstanding                                      -
Additional paid-in capital                                  197,535
Accumulated deficit                                         (15,365)
                                                           --------

    Total stockholder's equity                              182,170
                                                           --------

                                                           $729,211
                                                           --------
                                                           --------

                 CLAREMONT HOTEL CORPORATION

                 FINANCIAL STATEMENTS FOR THE ELEVEN-MONTH PERIOD
                 ENDED DECEMBER 1, 1997 AND THE YEARS
                 ENDED DECEMBER 31, 1996 AND 1995
                 AND INDEPENDENT AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT

Claremont Hotel Corporation:


We have audited the accompanying balance sheets of Claremont Hotel Corporation (the Company) as of December 1, 1997 and December 31, 1996, and the related statements of operations, stockholder's equity and cash flows for the eleven-month period ended December 1, 1997 and the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Claremont Hotel Corporation as of December 1, 1997 and December 31, 1996, and the results of its operations and its cash flows for the above-stated periods in conformity with generally accepted accounting principles.

As discussed in Note 8 to the financial statements, effective December 2, 1997, the Company's stockholder contributed the Company's assets and related liabilities to a newly formed Delaware limited liability company owned by certain charitable foundations.

As more fully described in Note 1, effective January 1, 1997, the Parent caused the Company to become part of the Parent; and, therefore, the Company had no separate legal status or existence for the eleven-month period ended December 1, 1997. The financial statements of the Company have been prepared from separate records maintained by the Company as well as from the combined records of the Parent.


Deloitte & Touche LLP

June 26, 1998
Costa Mesa, California

CLAREMONT HOTEL CORPORATION

STATEMENTS OF OPERATIONS
-------------------------------------------------------------------------------
(In thousands)



                                                      Eleven-month           Year ended
                                                      period ended          December 31,
                                                       December 1,    ------------------------
                                                          1997           1996           1995
                                                      ------------    -----------   ----------
REVENUES:

Rooms                                                     $11,350        $10,052         $9,068
Food and beverage                                           8,800          9,366          8,554
Spa                                                         3,434          3,380          2,541
Dues and fees                                               2,752          2,834          2,705
Other                                                       1,609          1,765          1,657
                                                          -------         ------         ------

  Total revenues                                           27,945         27,397         24,525


EXPENSES:

Payroll and benefits                                       12,270         12,087         10,814
Cost of food and beverage                                   2,699          2,872          2,742
Other expenses                                              7,392          6,762          6,251
Depreciation                                                1,498          1,533          1,506
Management fee (Note 6)                                       972            950            854
                                                          -------         ------         ------

  Total operating expenses                                 24,831         24,204         22,167
                                                          -------         ------         ------

INCOME FROM OPERATIONS                                      3,114          3,193          2,358


OTHER INCOME (Note 6)                                         942          1,041            852
                                                          -------         ------         ------

INCOME BEFORE INCOME TAXES                                  4,056          4,234          3,210


INCOME TAX EXPENSE (BENEFIT) (Note 5)                      (1,872)         1,709          1,298
                                                          -------         ------         ------

NET INCOME                                                 $5,928         $2,525         $1,912
                                                          -------         ------         ------
                                                          -------         ------         ------

PRO FORMA DATA (unaudited) (Note 2):

Historical income before income taxes                      $4,056
Pro forma income tax expense                                1,612
                                                          -------
Pro forma net income                                       $2,444
                                                          -------
                                                          -------

              See accompanying notes to financial statements.

CLAREMONT HOTEL CORPORATION

BALANCE SHEETS
-------------------------------------------------------------------------------
(In thousands, except share data)

                                                                       December 1,   December 31,
                                                                          1997          1996
                                                                       -----------   ------------
ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                                $   494        $   318
Trade receivables, net of allowance for doubtful receivables of
  $35 and $48, respectively                                                2,968          2,083
Inventories (Note 3)                                                         960            840
Deferred income taxes                                                         13            484
Prepaid expenses and other                                                    75            123
                                                                         -------        -------
     Total current assets                                                  4,510          3,848

PROPERTY AND EQUIPMENT, net (Note 4)                                      24,934         23,134
RECEIVABLE FROM PARENT (Note 6)                                            9,896          9,281
                                                                         -------        -------
                                                                         $39,340        $36,263
                                                                         -------        -------
                                                                         -------        -------
LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
Accounts payable                                                          $1,027         $1,907
Accrued payroll and benefits                                                 858            732
Accrued liabilities                                                        1,202          1,251
Deferred income, customer deposits and other                                 853            495
                                                                         -------        -------
    Total current liabilities                                              3,940          4,385

DEFERRED INCOME TAXES                                                         84          2,490

COMMITMENTS AND CONTINGENCIES (Notes 7 and 8)

STOCKHOLDER'S EQUITY:
Common stock, $1 par value, 100 shares authorized and outstanding
Additional paid-in capital                                                 5,976          5,976
Retained earnings                                                         29,340         23,412
                                                                         -------        -------
    Total stockholder's equity                                            35,316         29,388
                                                                         -------        -------
                                                                         $39,340        $36,263
                                                                         -------        -------
                                                                         -------        -------

               See accompanying notes to financial statements.

CLAREMONT HOTEL CORPORATION

STATEMENTS OF STOCKHOLDER'S EQUITY
FOR THE ELEVEN-MONTH PERIOD ENDED DECEMBER 1, 1997 AND
THE YEARS ENDED DECEMBER 31, 1996 AND 1995
-------------------------------------------------------------------------------
(In thousands)


                                                                                     Additional
                                                                          Common       paid-in      Retained
                                                                           stock       capital      earnings      Total
                                                                         --------    ----------     --------     -------
BALANCE, January 1, 1995                                                 $  -         $5,976        $18,975      $24,951
Net income                                                                                            1,912        1,912
                                                                         -------      ------        -------      -------

BALANCE, December 31, 1995                                                             5,976         20,887       26,863
Net income                                                                                            2,525        2,525
                                                                         -------      ------        -------      -------

BALANCE, December 31, 1996                                                             5,976         23,412       29,388
Net income                                                                                            5,928        5,928
                                                                         -------      ------        -------      -------

BALANCE, December 1, 1997                                                $  -         $5,976        $29,340      $35,316
                                                                         -------      ------        -------      -------
                                                                         -------      ------        -------      -------


               See accompanying notes to financial statements.

CLAREMONT HOTEL CORPORATION


STATEMENTS OF CASH FLOWS
-------------------------------------------------------------------------------
(In thousands)


                                                                      Eleven-month            Year ended
                                                                      period ended            December 31,
                                                                       December 1,     ------------------------
                                                                          1997           1996           1995
                                                                      -------------    -----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                               $ 5,928        $ 2,525        $ 1,912
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation                                                             1,498          1,533          1,506
  Provision for losses on trade receivables                                  (13)            26            (13)
  Deferred income taxes                                                   (1,935)           (20)            16
  Loss on disposal of property, net                                           20            180
  Changes in operating assets and liabilities:
    Trade receivables                                                       (872)          (771)           216
    Inventories                                                             (120)          (161)           110
    Prepaid expenses and other                                                48              5            (37)
    Accounts payable                                                        (880)         1,053            (16)
    Accrued payroll and benefits                                             126            166           (183)
    Accrued liabilities                                                      (49)           216            167
    Deferred income, customer deposits and other                             358            (68)            16
                                                                         -------        -------        -------
      Net cash provided by operating activities                            4,109          4,684          3,694

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment                                       (3,318)        (5,348)        (1,789)
Receivable from Parent                                                      (615)           929         (1,929)
                                                                         -------        -------        -------

      Net cash used in investing activities                               (3,933)        (4,419)        (3,718)
                                                                         -------        -------        -------

NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                                           176            265            (24)

CASH AND CASH EQUIVALENTS, beginning of period                               318             53             77
                                                                         -------        -------        -------

CASH AND CASH EQUIVALENTS, end of period                                 $   494        $   318        $    53
                                                                         -------        -------        -------
                                                                         -------        -------        -------



                     See accompanying notes to financial statements.

CLAREMONT HOTEL CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE ELEVEN-MONTH PERIOD ENDED DECEMBER 1, 1997 AND
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
-------------------------------------------------------------------------------
(Dollars in thousands)

1.   GENERAL

     Claremont Hotel Corporation (the Company) operates the Claremont Resort & Spa (the Claremont), which is a leisure destination, business hotel and conference facility, with a world-class spa and lifestyle enhancement center and private tennis club located in Oakland, California. The historic Claremont hotel was built in 1915.

     The Company was a wholly-owned corporate subsidiary of Harsch Investment Corp. (the Parent) through December 31, 1996. Effective January 1, 1997, the Parent caused the Company to become part of the Parent; and, therefore, the Company had no separate legal status or existence for the eleven-month period ended December 1, 1997. The financial statements of the Company have been prepared from separate records maintained by the Company as well as from the combined records of the Parent.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH EQUIVALENTS - The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents.

     INVENTORIES - Inventories are stated primarily at the lower of cost, determined on the first-in, first-out method, or market.

     PROPERTY AND EQUIPMENT - Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Generally, the estimated useful lives are 15 to 40 years for buildings and improvements and 3 to 10 years for furniture, fixtures and equipment. Improvements are capitalized while maintenance and repairs are charged to expense as incurred. Assets under capital leases, if any, are amortized using the straight-line method over the shorter of the lease term or estimated useful lives of the assets. Depreciation of assets under capital leases, if any, is included in depreciation expense.

     LONG-LIVED ASSETS - Management reviews real estate and other long-lived assets for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable. If there is an indication of impairment, management prepares an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value. The fair value is estimated at the present value of future cash flows discounted at a rate commensurate with management's estimate of

CLAREMONT HOTEL CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE ELEVEN-MONTH PERIOD ENDED DECEMBER 1, 1997 AND
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 (Continued)
-------------------------------------------------------------------------------
(Dollars in thousands)


     the business risks. Real estate assets, if any, for which management has committed to a plan to dispose of the assets, whether by sale or abandonment, are reported at the lower of carrying amount or fair value less cost to sell. Preparation of estimated expected future cash flows is inherently subjective and is based on management's best estimate of assumptions concerning expected future conditions.

     INCOME TAXES - The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, ACCOUNTING FOR INCOME TAXES, which requires an asset and liability approach in accounting for income taxes. Under this method, a deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences in the recognition of accounting transactions for tax and reporting purposes and from carryforwards. Measurement of the deferred items is based on enacted tax laws. In the event the future consequence of differences result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such asset. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

     The Company is included in the consolidated income tax returns of the Parent. Prior to January 1, 1997, the Company was treated as a C corporation. Effective January 1, 1997, the Parent, along with the Company changed its tax filing status to an S corporation (Note 1). Accordingly, the provision for income taxes for the years ended December 31, 1996 and 1995 was computed utilizing the separate return basis by applying the applicable federal and state income tax rates to the Company's pretax earnings as if the Company were a C corporation. The provision for income taxes for the period ended December 1, 1997 was computed by applying the California franchise tax rate for S corporations of 1.5% to the Company's pretax earnings. As a result of the change in tax filing status and applicable tax rates, the Company recorded approximately $1,935 of income tax benefit in the period ended December 1, 1997 related to the reduction of deferred income taxes.

     REVENUE RECOGNITION - Revenues related to dues and fees are recognized as income in the period in which the service is provided. Other revenues are recognized at the time of sale or rendering of service.

     PRO FORMA NET INCOME - Pro forma net income for the period ended
     December 1, 1997 represents the results of operations adjusted to reflect a provision for income tax on historical income before income taxes based on a C corporation income tax status comparable to the other periods presented. The difference between the pro forma income tax rates utilized and the federal statutory rate of 35% relates primarily to state income taxes.

     FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amounts of cash and cash equivalents, other receivables, accounts payable and accrued liabilities approximate their fair values because of the short maturity of these financial instruments.

CLAREMONT HOTEL CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE ELEVEN-MONTH PERIOD ENDED DECEMBER 1, 1997 AND
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 (CONTINUED)
----------------------------------------------------------------------------
(Dollars in thousands)


     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

     ACCOUNTING PRONOUNCEMENTS - During 1997, the Financial Accounting Standards Board issued SFAS No. 130, REPORTING COMPREHENSIVE INCOME, which established standards for the reporting and displaying of comprehensive income. Comprehensive income is defined as all changes in a Company's net assets except changes resulting from transactions with shareholders. It differs from net income in that certain items currently recorded to equity would be a part of comprehensive income. Comprehensive income must be reported in a financial statement with the cumulative total presented as a component of equity. This statement must be adopted for fiscal years beginning after December 15, 1997.

3.   INVENTORIES

     Inventories consist of the following:

                                                 December 1,   December 31,
                                                    1997           1996
                                                 -----------   ------------
     China, silver, glassware and linen              $685           $521
     Food and beverage                                206            205
     Merchandise                                       69            114
                                                     ----           ----
                                                     $960           $840
                                                     ----           ----
                                                     ----           ----

CLAREMONT HOTEL CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE ELEVEN-MONTH PERIOD ENDED DECEMBER 1, 1997 AND
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 (CONTINUED)
----------------------------------------------------------------------------
(Dollars in thousands)


4.   PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:


                                                 December 1,   December 31,
                                                    1997           1996
                                                 -----------   ------------
     Land                                         $    677       $    677
     Buildings and improvements                     30,345         24,559
     Furniture, fixtures and equipment               9,514          7,478
     Construction in progress                          303          4,867
                                                  --------       --------
                                                    40,839         37,581
     Less accumulated depreciation                 (15,905)       (14,447)
                                                  --------       --------
       Property and equipment, net                $ 24,934       $ 23,134
                                                  --------       --------
                                                  --------       --------

5.   INCOME TAXES

     The components of the federal and state income tax expense (benefit) are as follows:

                                          Eleven-
                                           month
                                           period               Year ended
                                           ended               December 31,
                                         December 1,       ---------------------
                                            1997            1996           1995
                                         -----------       ------         ------
     Current:
     Federal                               $   -           $1,329         $  985
     State                                      63            400            297
                                           -------         ------         ------
                                                63          1,729          1,282
     Deferred:
     Federal                                (1,552)           (15)            12
     State                                    (383)            (5)             4
                                           -------         ------         ------
                                            (1,935)           (20)            16
                                           -------         ------         ------
     Total                                 $(1,872)        $1,709         $1,298
                                           -------         ------         ------
                                           -------         ------         ------

CLAREMONT HOTEL CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE ELEVEN-MONTH PERIOD ENDED DECEMBER 1, 1997 AND
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 (CONTINUED)
----------------------------------------------------------------------------
(Dollars in thousands)


Taxes on income vary from the statutory Federal income tax rate applied to earnings before taxes as follows:

                                                        Eleven-
                                                         month
                                                         period               Year ended
                                                         ended               December 31,
                                                       December 1,       ---------------------
                                                          1997            1996           1995
                                                       -----------       ------         ------
Statutory Federal income tax rate applied to
  earnings before taxes                                      0.0 %         35.0 %         35.0 %
Increase (decrease) in taxes resulting from:
  State income taxes, net of federal benefits                1.5 %          6.1 %          6.1 %
  Change in tax filing status                              (46.2)%
  Other                                                     (1.5)%         (0.7)%         (0.7)%
                                                           -----           ----           ----
Total                                                      (46.2)%         40.4 %         40.4 %
                                                           -----           ----           ----
                                                           -----           ----           ----

Deferred income tax assets and liabilities arising from differences between accounting and financial statement purposes and tax purposes, less valuation reserves, are as follows:

                                                                     December 1,   December 31,
                                                                        1997           1996
                                                                     -----------   ------------
Deferred tax assets:
  Deferred income                                                      $  6        $   163
  Other                                                                   9            397
                                                                       ----        -------
    Total deferred tax assets                                            15            560
Deferred tax liabilities:
  Basis difference in assets                                             84          2,490
  Other                                                                   2             76
                                                                       ----        -------
    Total deferred tax liabilities                                       86          2,566
                                                                       ----        -------
    Net deferred tax liability                                         $(71)       $(2,006)
                                                                       ----        -------
                                                                       ----        -------

CLAREMONT HOTEL CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE ELEVEN-MONTH PERIOD ENDED DECEMBER 1, 1997 AND
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 (CONTINUED)
----------------------------------------------------------------------------
(Dollars in thousands)


     Prior to January 1, 1997, the Company was treated as a C corporation. Effective January 1, 1997, the Parent, along with the Company changed its tax filing status to an S corporation (Note 1). Accordingly, the provision for income taxes for the years ended December 31, 1996 and 1995 was computed utilizing the separate return basis by applying the applicable federal and state income tax rates to the Company's pretax earnings as if the Company were a C corporation. The provision for income taxes for the period ended December 1, 1997 was computed by applying the California franchise tax rate for S corporations of 1.5% to the Company's pretax earnings. As a result of the change in tax filing status and applicable tax rates, the Company recorded approximately $1,935 of income tax benefit in the period ended December 1, 1997 related to the reduction of deferred income taxes.

6.   RELATED-PARTY TRANSACTIONS

     The receivable from Parent of $9,896 and $9,281 at December 1, 1997 and December 31, 1996, respectively, related to loans by the Company to the Parent to fund Parent's operating costs and to fund certain of the Parent's long-term-investments. Interest on such receivable is earned at prime rate. The Company recorded interest income of $942, $1,041 and $852 for the eleven-month period ended December 1, 1997 and the years ended
     December 31, 1996 and 1995, respectively, related to this receivable. Management fees of $972, $950 and $845 for the eleven-month period ended December 1, 1997 and the years ended December 31, 1996 and 1995, respectively, were paid to the Parent for management advisory services.

7.   COMMITMENTS AND CONTINGENCIES

     The Company is a party to various litigation matters which are incidental to its business. Although the results of the litigation cannot be predicted with certainty, management believes that the final outcome of such matters will not have a material adverse effect on the Company's financial statements.

8.   SUBSEQUENT EVENTS

     Effective December 2, 1997, the Company's stockholder contributed substantially all of the Company's assets and related liabilities to a newly formed Delaware limited liability company owned by two nonprofit charitable foundations (the Contribution). Concurrent with the Contribution, the Company's receivable from Parent was settled and the Company was effectively liquidated.

CLAREMONT HOTEL, L.L.C.

FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 2, 1997
(DATE OF INCEPTION) TO DECEMBER 31, 1997
AND INDEPENDENT AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT



To the Members
 of Claremont Hotel, L.L.C.:


We have audited the accompanying balance sheets of Claremont Hotel, L.L.C. (the Company) as of December 2, 1997 (date of inception) and December 31, 1997, and the related statements of operations, members' capital and cash flows for the period from December 2, 1997 (date of inception) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Claremont Hotel, L.L.C. as of December 2, 1997 and December 31, 1997, and the results of its operations and its cash flows for the period from December 2, 1997 (date of inception) to December 31, 1997 in conformity with generally accepted accounting principles.

As discussed in Note 7 to the financial statements, the Company sold substantially all its assets and certain liabilities in April 1998.


Deloitte & Touche LLP

June 26, 1998
Costa Mesa, California

CLAREMONT HOTEL, L.L.C.

STATEMENT OF OPERATIONS
FOR THE PERIOD FROM DECEMBER 2, 1997 (DATE OF INCEPTION)
TO DECEMBER 31, 1997
-------------------------------------------------------------------------------
(In thousands)


REVENUES:
Rooms                                                 $  845
Food and beverage                                      1,406
Spa                                                      306
Dues and fees                                            242
Other                                                     71
                                                      ------

  Total revenues                                       2,870

EXPENSES:
Payroll and benefits                                   1,255
Cost of food and beverage                                397
Other expenses                                           658
Depreciation                                             234
Management fee (Note 5)                                   44
                                                      ------
  Total operating expenses                             2,588
                                                      ------
NET INCOME                                            $  282
                                                      ------
                                                      ------

See accompanying notes to financial statements.

CLAREMONT HOTEL, L.L.C.

BALANCE SHEETS
AS OF DECEMBER 2, 1997 (DATE OF INCEPTION) AND DECEMBER 31, 1997
-------------------------------------------------------------------------------
(In thousands)

                                                                  December 2,    December 31,
                                                                     1997           1997
                                                                   (date of
                                                                  inception)
                                                                  -----------    ------------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                           $   494        $ 2,348
Trade receivables, net of allowance for doubtful receivables of
  $35 and $41, respectively                                           2,968          2,594
Inventories (Note 3)                                                    960          1,000
Prepaid expenses and other                                              119            110
                                                                    -------        -------
     Total current assets                                             4,541          6,052

PROPERTY AND EQUIPMENT, net (Note 4)                                 61,692         61,464
                                                                    -------        -------
                                                                    $66,233        $67,516
                                                                    -------        -------
                                                                    -------        -------

LIABILITIES AND MEMBERS' CAPITAL

CURRENT LIABILITIES:
Accounts payable                                                    $ 1,027        $ 1,334
Accrued payroll and benefits                                            858            734
Accrued liabilities                                                   1,202          1,727
Deferred income, customer deposits and other                            853            768
Payable to affiliate (Note 5)                                            38            796
                                                                    -------        -------
    Total current liabilities                                         3,978          5,359

COMMITMENTS AND CONTINGENCIES (Notes 6 and 7 )

MEMBERS' CAPITAL                                                     62,255         62,157
                                                                    -------        -------
                                                                    $66,233        $67,516
                                                                    -------        -------
                                                                    -------        -------


See accompanying notes to financial statements.

CLAREMONT HOTEL, L.L.C.

STATEMENT OF CHANGES IN MEMBERS' CAPITAL
FOR THE PERIOD FROM DECEMBER 2, 1997 (DATE OF INCEPTION)
TO DECEMBER 31, 1997
------------------------------------------------------------------------------
(In thousands)

                                                    Harold and
                                                      Arlene       Jordan and
                                                     Schnitzer       Mina
                                                      CARE         Schnitzer
                                                    Foundation     Foundation       Total
                                                    ----------     ----------      -------
BALANCE, December 2, 1997 (Date of inception)        $  -           $  -           $  -

Contribution of net assets                            48,870         13,385         62,255

Net income                                               221             61            282

Distributions                                           (298)           (82)          (380)
                                                     -------        -------        -------
BALANCE, December 31, 1997                           $48,793        $13,364        $62,157
                                                     -------        -------        -------
                                                     -------        -------        -------











See accompanying notes to financial statements.

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM DECEMBER 2, 1997 (DATE OF INCEPTION)
TO DECEMBER 31, 1997
------------------------------------------------------------------------------
(In thousands)


CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                          $  282
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation                                                                         234
  Provision for losses on trade receivables                                              6
  Changes in operating assets and liabilities:
    Trade receivables                                                                  368
    Inventories                                                                        (40)
    Prepaid expenses and other                                                           9
    Accounts payable                                                                   307
    Accrued payroll and benefits                                                      (124)
    Accrued liabilities                                                                525
    Deferred income, customer deposits and other                                       (85)
    Payable to affiliate                                                               758
                                                                                    ------
      Net cash provided by operating activities                                      2,240

CASH FLOWS FROM INVESTING ACTIVITIES -
  Purchases of property and equipment                                                   (6)

CASH FLOWS FROM FINANCING ACTIVITIES -
  Distributions                                                                       (380)
                                                                                    ------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                            1,854

CASH AND CASH EQUIVALENTS, beginning of period                                         494
                                                                                    ------
CASH AND CASH EQUIVALENTS, end of period                                            $2,348
                                                                                    ------
                                                                                    ------

See accompanying notes to financial statements.

CLAREMONT HOTEL, L.L.C.

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 2, 1997 (DATE OF INCEPTION)
TO DECEMBER 31, 1997
-------------------------------------------------------------------------------
(Dollars in thousands)

1.   GENERAL

     Claremont Hotel, L.L.C. (the Company), a Delaware limited liability company, was formed to own and operate the Claremont Resort & Spa (the Claremont), which is a leisure destination, business hotel and conference facility, with a world-class spa and lifestyle enhancement center and private tennis club located in Oakland, California. The historic Claremont hotel was built in 1915. The Company is owned by the Harold and Arlene Schnitzer CARE Foundation (78.5%) and the Jordan and Mina Schnitzer Foundation (21.5%) (collectively, the Members). The Members are nonprofit charitable foundations.

     Effective December 2, 1997, the assets and liabilities of the Claremont were contributed to the Members by an affiliated corporation and subsequently transferred to the Company. The assets and liabilities transferred as of December 2, 1997 have been recorded based on their estimated fair value at the date of contribution. Fair value was determined based on appraisals and other information available to the Company.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH EQUIVALENTS - The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents.

     INVENTORIES - Inventories are stated primarily at the lower of cost or estimated fair value at date of contribution, determined on the first-in, first-out method, or market.

     PROPERTY AND EQUIPMENT - Property and equipment is recorded at cost or estimated fair value at date of contribution. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Generally, the estimated useful lives are 15 to 40 years for buildings and improvements and 3 to 10 years for furniture, fixtures and equipment. Improvements are capitalized while maintenance and repairs are charged to expense as incurred.

     LONG-LIVED ASSETS - Management reviews real estate and other long-lived assets for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable. If there is an indication of impairment, management prepares an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value. The fair value is estimated at the present value of future cash flows discounted at a rate commensurate with management's estimate of the business risks. Real estate assets, if any, for which management has committed to a plan to

CLAREMONT HOTEL, L.L.C.

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 2, 1997 (DATE OF INCEPTION)
TO DECEMBER 31, 1997 (Continued)
-------------------------------------------------------------------------------
(Dollars in thousands)


     dispose of the assets, whether by sale or abandonment, are reported at the lower of carrying amount or fair value less cost to sell. Preparation of estimated expected future cash flows is inherently subjective and is based on management's best estimate of assumptions concerning expected future conditions.

     INCOME TAXES - As a limited liability company, the Company is subject only to a California minimum franchise tax and minor fees based on gross revenues, which taxes and fees were not material during the period. The income tax effects of the Company's activities are recognized in the tax returns of the Members.

     REVENUE RECOGNITION - Revenues related to dues and fees are recognized as income in the period in which the service is provided. Other revenues are recognized at the time of sale or rendering of service.

     FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amounts of cash and cash equivalents, other receivables, accounts payable and accrued liabilities approximate their fair values because of the short maturity of these financial instruments.

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

     ACCOUNTING PRONOUNCEMENTS - During 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 130, REPORTING COMPREHENSIVE INCOME, which established standards for the reporting and displaying of comprehensive income. Comprehensive income is defined as all changes in a Company's net assets except changes resulting from transactions with shareholders. It differs from net income in that certain items currently recorded to equity would be a part of comprehensive income. Comprehensive income must be reported in a financial statement with the cumulative total presented as a component of equity. This statement will be adopted by the Company beginning January 1, 1998.

CLAREMONT HOTEL, L.L.C.

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 2, 1997 (DATE OF INCEPTION)
TO DECEMBER 31, 1997 (Continued)
-------------------------------------------------------------------------------
(Dollars in thousands)

3.   INVENTORIES

     Inventories consist of the following:

                                                          December 2,   December 31,
                                                             1997           1997
                                                          -----------   ------------
     China, silver, glassware, linen                        $ 685        $   717
     Food and beverage                                        206            216
     Merchandise                                               69             67
                                                            -----        -------
                                                            $ 960        $ 1,000
                                                            -----        -------
                                                            -----        -------

4.   PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                        December 2,    December 31,
                                                           1997            1997
                                                        -----------    ------------
     Land                                                $ 15,931       $ 15,931
     Buildings and improvements                            41,302         41,302
     Furniture, fixtures and equipment                      4,157          4,163
     Construction in progress                                 302            302
                                                         --------       --------

                                                           61,692         61,698
     Less accumulated depreciation                              -           (234)
                                                         --------       --------

     Property and equipment, net                         $ 61,692       $ 61,464
                                                         --------       --------
                                                         --------       --------


5.   RELATED-PARTY TRANSACTIONS

     The payable to affiliates of $38 and $796 at December 2, 1997 and December 31, 1997, respectively, relates to advances to the Company by a certain affiliate to fund the Company's operating costs. Management fees of $44 for the period ended December 31, 1997 were paid to the same affiliate for management advisory services.

CLAREMONT HOTEL, L.L.C.

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 2, 1997 (DATE OF INCEPTION)
TO DECEMBER 31, 1997 (Continued)
-------------------------------------------------------------------------------
(Dollars in thousands)

6.   COMMITMENTS AND CONTINGENCIES

     The Company is a party to various litigation matters which are incidental to its business. Although the results of the litigation cannot be predicted with certainty, management believes that the final outcome of such matters will not have a material adverse effect on the Company's financial statements.

7.   SUBSEQUENT EVENTS

     On April 21, 1998, the Company sold substantially all its assets and certain liabilities to a third-party buyer for approximately $88,000.

CLAREMONT HOTEL, L.L.C.

UNAUDITED INTERIM FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 1998

CLAREMONT HOTEL, L.L.C.

STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED)
-------------------------------------------------------------------------------
(In thousands)


REVENUES:
Rooms                                                     $ 3,177
Food and beverage                                           2,474
Dues and fees                                                 780
Spa                                                           964
Other                                                         364
                                                          -------

  Total revenues                                            7,759

EXPENSES:
Payroll and benefits                                        3,646
Cost of food and beverage                                     725
Other expenses                                              1,777
Depreciation                                                  706
Management fee                                                 78
                                                          -------

  Total operating expenses                                  6,932
                                                          -------

INCOME FROM OPERATIONS                                        827

OTHER INCOME                                                   28
                                                          -------

NET INCOME                                                $   855
                                                          -------
                                                          -------


See accompanying notes to financial statements.

CLAREMONT HOTEL, L.L.C.

BALANCE SHEET
AS OF MARCH 31, 1998 (UNAUDITED)
------------------------------------------------------------------------------
(In thousands)


ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                             $  2,450
Trade receivables, net of allowance for
   doubtful receivables of $36                                           2,128
Inventories                                                                932
Prepaid expenses and other                                                 197
                                                                      --------

     Total current assets                                                5,707

PROPERTY AND EQUIPMENT, net                                             61,290
                                                                      --------

                                                                      $ 66,997
                                                                      --------
                                                                      --------

LIABILITIES AND MEMBERS' CAPITAL

CURRENT LIABILITIES:
Accounts payable                                                      $  1,273
Accrued payroll and benefits                                               996
Accrued liabilities                                                      1,618
Deferred income, customer deposits and other                               753
Payable to affiliate                                                       283
                                                                      --------

    Total current liabilities                                            4,923

MEMBERS' CAPITAL                                                        62,074
                                                                      --------

                                                                      $ 66,997
                                                                      --------
                                                                      --------


See accompanying notes to financial statements.

CLAREMONT HOTEL, L.L.C.

STATEMENT OF CHANGES IN MEMBERS' CAPITAL
FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED)
-------------------------------------------------------------------------------
(In thousands)

                                        Harold and
                                          Arlene       Jordan and
                                        Schnitzer         Mina
                                           CARE        Schnitzer
                                        Foundation     Foundation       Total
BALANCE, December 31, 1997                $ 48,793       $ 13,364     $ 62,157

Net income                                     671            184          855

Distributions                                 (736)          (202)        (938)
                                          --------       --------     --------

BALANCE, March 31, 1998                   $ 48,728       $ 13,346     $ 62,074
                                          --------       --------     --------
                                          --------       --------     --------




See accompanying notes to financial statements.

CLAREMONT HOTEL, L.L.C.

STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED)
------------------------------------------------
(In thousands)



CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                             $   855
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation                                                             706
  Provision for losses on trade receivables                                 (5)
  Changes in operating assets and liabilities:
    Trade receivables                                                      471
    Inventories                                                             68
    Prepaid expenses and other                                             (87)
    Accounts payable                                                       (61)
    Accrued payroll and benefits                                           262
    Accrued liabilities                                                   (109)
    Deferred income, customer deposits and other                           (15)
    Payable to affiliate                                                  (513)
                                                                       -------
      Net cash provided by operating activities                          1,572

CASH FLOWS FROM INVESTING ACTIVITIES -
  Purchases of property and equipment                                     (532)

CASH FLOWS FROM FINANCING ACTIVITIES -
  Distributions                                                           (938)
                                                                       -------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                  102

CASH AND CASH EQUIVALENTS, beginning of period                           2,348
                                                                       -------

CASH AND CASH EQUIVALENTS, end of period                               $ 2,450
                                                                       -------
                                                                       -------

See accompanying notes to financial statements.

CLAREMONT HOTEL, L.L.C.

NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 1998
-------------------------------------------------------------------------------
(Dollars in thousands)



1.   GENERAL

     Claremont Hotel, L.L.C. (the Company), a Delaware limited liability company, was formed to own and operate the Claremont Resort & Spa (the Claremont), which is a leisure destination, business hotel and conference facility, with a world-class spa and lifestyle enhancement center and private tennis club located in Oakland, California.

     The unaudited interim financial statements presented herein do not include all of the information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles. In the opinion of management, these financial statements contain all adjustments (consisting of normal recurring accruals) necessary to present fairly the Company's financial position, results of operations and cash flows. These unaudited interim financial statements should be read in conjunction with the other disclosures contained herein and with the Company's audited financial statements and notes thereto contained in the Company's audited financial statements for the period from December 2, 1997 (date of inception) to December 31, 1997. Operating results for interim periods are not necessarily indicative of results that may be expected for the entire fiscal year.

     The preparation of financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

2.   SUBSEQUENT EVENTS

     On April 21, 1998, the Company sold substantially all of its assets and certain liabilities to a third-party buyer for approximately $88,000.